Table of Contents

Exhibit 4(b)(8)
PRIVATE INSTRUMENT OF INSTITUTION OF

USUFRUCT OF SHARES

among

VIERI PARTICIPAÇÕES S.A.

CASINO GUICHARD PERRACHON

SEGISOR

ABILIO DOS SANTOS DINIZ
ANA MARIA FALLEIROS DOS SANTOS DINIZ D´AVILA
ADRIANA FALLEIROS DOS SANTOS DINIZ
JOÃO PAULO FALLEIROS DOS SANTOS DINIZ
PEDRO PAULO FALLEIROS DOS SANTOS DINIZ and
PENINSULA PARTICIPAÇÕES LTDA.

and

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

dated as of July 8, 2005

PRIVATE INSTRUMENT OF INSTITUTION OF USUFRUCT OF SHARES dated as of July 8, 2005 among

VIERI PARTICIPAÇÕES S.A., a closely held corporation duly organized and existing under the laws of Brazil, with registered head offices at the city of São Paulo, State of São Paulo, at Avenida Brigadeiro Luiz Antônio, No. 3.126, and enrolled with the Brazilian Corporate Taxpayer File (CNPJ/MF) under No. 04.746.689/0001 -59, hereinafter referred to as “HOLDING COMPANY”;

CASINO GUICHARD PERRACHON, a corporation organized and existing under the laws of French Republic, with registered head offices at 24, Rue de la Montat, Saint Etienne, France, herein represented in accordance with its By-Laws, hereinafter referred to as “CASINO”; and

SEGISOR, a corporation organized and existing under the laws of French Republic, with registered head offices at 24, Rue de la Montat, Saint Etienne, France, and enrolled with the Brazilian Corporate Taxpayer File (CNPJ/MF) under No. 05.710.423/0001 -49 (“Segisor” and collectively with CASINO hereinafter referred to as “CASINO GROUP”);

ABILIO DOS SANTOS DINIZ, a Brazilian citizen, married, business administrator, the holder of the Brazilian identity card No. 1.965.961 -SSP/SP and of the Brazilian Individual Taxpayer Identity Card (CPF) No. 001.454.918 -20, with offices in the city of São Paulo, State of São Paulo, Federative Republic of Brazil, at Avenida Brigadeiro Luiz Antônio, No. 3.126 (hereinafter referred to as “AD”), and

ANA MARIA FALLEIROS DOS SANTOS DINIZ D´AVILA, a Brazilian citizen, married, business administrator, the holder of the Brazilian identity card No. 12.785.206 -2-SSP/SP and of the Brazilian Individual Taxpayer Identity Card (CPF) No. 086.359.838 -23, with offices in the city of São Paulo, State of São Paulo, Federative Republic of Brazil, at Avenida Brigadeiro Luiz Antônio, No. 3.126, and

ADRIANA FALLEIROS DOS SANTOS DINIZ, a Brazilian citizen, divorced, the holder of the Brazilian identity card No. 15.910.036 -SSP/SP and of the Brazilian Individual Taxpayer Identity Card (CPF) No. 105.549.158 -98, with offices in the city of São Paulo, State of São Paulo, Federative Republic of Brazil, at Avenida Brigadeiro Luiz Antônio, No. 3.126, and

JOÃO PAULO FALLEIROS DOS SANTOS DINIZ, a Brazilian citizen, single, entrepreneur, the holder of the Brazilian identity card No. 12.785.207 -4-SSP/SP and of the Brazilian Individual Taxpayer Identity Card (CPF) No. 101.342.358 -51, with offices in the city of São Paulo, State of São Paulo, Federative Republic of Brazil, at Avenida Brigadeiro Luiz Antônio, No. 3.126, and

PEDRO PAULO FALLEIROS DOS SANTOS DINIZ, a Brazilian citizen, single, entrepreneur, the holder of the Brazilian identity card No. 19.456.962 -7 SSP/SP and of the

2

Brazilian Individual Taxpayer Identity Card (CPF) No. 147.447.788 -14, with offices in the city of São Paulo, State of São Paulo, Federative Republic of Brazil, at Avenida Brigadeiro Luiz Antônio, No 3.126, and

PEN¥NSULA PARTICIPAÇÕES LTDA., a limited liability company organized and existing under the laws of the Federative Republic of Brazil, with registered head offices in the city of São Paulo, State of São Paulo, Brazil, at Avenida Brigadeiro Luiz Antônio, No. 3.126, and enrolled with the Brazilian Corporate Taxpayer File (CNPJ/MF) under No. 58.292.210/0001 -80, herein represented in accordance with its Articles of Association (hereinafter referred to as “PENINSULA”), and

AD, Ana Maria Falleiros dos Santos Diniz D´Avila, Adriana Falleiros dos Santos Diniz, João Paulo Falleiros dos Santos Diniz, Pedro Paulo Falleiros dos Santos Diniz, PENINSULA and AD PEN¥NSULA EMPREENDIMENTOS E PARTICIPAÇÕES LTDA., a limited liability company organized and existing under the laws of the Federative Republic of Brazil, with registered head offices in the city of São Paulo, State of São Paulo, Brazil, at Avenida Brigadeiro Luiz Antônio, No. 3.126, and enrolled with the Brazilian Corporate Taxpayer File (CNPJ/MF) under No. 07.259.681/0001 -56, herein represented in accordance with its Articles of Association (hereinafter referred to as “AD HOLDING”), hereinafter collectively referred to as the “AD GROUP”; (the AD GROUP, together with CASINO GROUP hereinafter referred to as “Grantors” or, generally and individually, as “Grantor”), and the HOLDING COMPANY and the Grantors hereinafter referred to as “Parties” or, generally and individually, as “Party”; and as an Intervening Party,

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, a public company organized and existing under the laws of the Federative Republic of Brazil, with registered head offices in the city of São Paulo, State of São Paulo, Brazil, at Av. Brigadeiro Luiz Antonio, 3.142, and enrolled with the Brazilian Corporate Taxpayer File (CNPJ/MF) under No. 47.508.411/0001 -56, herein represented in accordance with its By-Laws (“CBD”).

RECITALS

WHEREAS, CASINO GROUP and the AD GROUP are the Controlling Shareholders of the HOLDING COMPANY, which is the Controlling Shareholder of CBD;

WHEREAS, the AD GROUP and CASINO GROUP are parties to the shareholders’ agreement of the HOLDING COMPANY (“Holding Company Shareholders’ Agreement”) executed on the date hereof, which governs the exercise of Control of the HOLDING COMPANY;

WHEREAS, Segisor, the HOLDING COMPANY and the AD GROUP as parties and CBD as intervening party, have entered on the date hereof into the shareholders’ agreement of CBD (“CBD Shareholders’ Agreement”), under which CASINO and the AD GROUP have agreed to comply with certain obligations, including, but not limited to, vote at any General Meetings of CBD during the term of CBD Shareholders’ Agreement in accordance with instructions given by the HOLDING COMPANY;

WHEREAS, Grantors wish to grant, in favor of the HOLDING COMPANY, strictly in accordance with, and for the purposes set forth in, CBD Shareholders’ Agreement, a usufruct over One Billion, Three Hundred and Ninety-Two Million, Eighty-Seven Thousand and One Hundred and Twenty-Nine (1,392,087,129) and Fourteen Billion, Three Hundred and Nine Million, Five Hundred and Eighty-Nine Thousand and Four Hundred and Nineteen (14,309,589,419) Common Shares of CBD, owned by the AD GROUP and CASINO GROUP respectively, and corresponding to the total direct equity participation of the Grantors in CBD held as of the date hereof or which may be owned by the Grantors in the future (“Bound Shares”), and the HOLDING COMPANY wishes to be granted with such usufruct over the Bound Shares;

WHEREAS, capitalized terms used herein without definition shall have the meaning ascribed thereto in the Holding Company Shareholders’ Agreement and/or in CBD Shareholders´ Agreement, except as otherwise provided for in this Instrument of Usufruct;

The Parties hereto agree to enter into this Private Instrument of Institution of Usufruct of Shares ("Instrument of Usufruct"), which shall be governed by the following terms and conditions:

Article I
The Usufruct

1.1. The Grantors hereby gratuitously institute in favor of the HOLDING COMPANY, and the HOLDING COMPANY hereby receives, the usufruct over the Bound Shares, being therefore the HOLDING COMPANY entitled to practice certain acts related to the ownership of the Bound Shares, as set forth hereinbelow, in strict compliance with the terms and conditions set forth herein (“Usufruct”).

1.1.1. The HOLDING COMPANY hereby undertakes to exercise the Usufruct instituted herein in compliance with the diligence and precaution duties inherent to the ownership of the Bound Shares, as if the HOLDING COMPANY were its actual owner. The HOLDING COMPANY shall refrain from and shall prevent Third Parties from taking any acts that could depreciate, diminish, lien or encumber the Bound Shares in any way.

1.1.2. The HOLDING COMPANY hereby acknowledges that the powers and rights granted to it as a result of the Usufruct do not, in any way, entitle it to Transfer the Bound Shares to any Third Parties.

1.2. The Usufruct is exclusively restricted to the exercise, by the HOLDING COMPANY, pursuant to CBD Shareholders’ Agreement and in accordance with the Brazilian Corporations Law, of the right to attend, participate and refrain from voting at any General Meeting of CBD in case the HOLDING COMPANY and/or the Grantors have not, prior to the relevant General Meeting of CBD, received from the Board or the General Meeting of the HOLDING COMPANY, as applicable, written instructions on how the HOLDING COMPANY and the Grantors shall exercise their voting rights in any such meetings, as provided for in Article III of CBD Shareholders’ Agreement.

1.2.1. With due observance of the provisions of Section 1.2 above, and for the avoidance of doubt, the Parties hereby agree that the HOLDING COMPANY shall automatically have the right to exercise the rights conferred upon the Bound Shares as a result of the Usufruct, in any General Meeting of CBD whenever a Holding Company Board deadlock has occurred, regardless of any form of notice to that respect, in accordance with the provisions of Section 5.1.2.11 of the Holding Company Shareholders’ Agreement.

Article II

Dividends and Other Rights

2.1. Any and all dividends, bonuses, in cash or in kind, payments or any capital or funds contributions, and their related accessories, in relation to the Bound Shares shall be exclusively attributed to the Grantors. The HOLDING COMPANY shall not be entitled to receive, from CBD, any kind of remuneration or payment, as dividends or bonus, in cash or in kind, as a result of the Usufruct.

Article III

Subscription and Acquisition of New Shares

3.1. In the event, during the term of this Instrument of Usufruct, of the distribution of new Common Shares by CBD by means of a split of the Bound Shares, or distribution of new Common Shares of CBD (bonificações) following the capitalization of any retained earnings, the Usufruct shall be extended to the new Common Shares then received by Grantors, and the Parties shall execute an amendment to this Instrument of Usufruct so as to reflect that the Bound Shares shall at all times represent all Common Shares held directly by the Grantors in the capital stock of CBD.

3.2. Likewise, in the event that any of the Grantors subscribes and/or acquires by any means additional Common Shares of CBD during the term of this Instrument of Usufruct, the Usufruct shall be extended to the new Common Shares subscribed and/or acquired by the Grantors, including but not limited to the shares subject to the call option under a certain Family Share Call Option Agreement entered into on June 22, 2005 by, among others, the AD GROUP and CASINO (“Family Call Option Agreement”), and the Parties shall execute an amendment to this Instrument of Usufruct, so as to reflect that the Bound Shares shall at all times represent all Common Shares held directly by the Grantors in the capital stock of CBD.

Article IV

Disposal of the Shares

4.1. CASINO GROUP shall be free to make the Transfer of its Bound Shares to any Third Parties at any time, provided that all terms and conditions set forth in CBD Shareholders’ Agreement related to the Transfer of shares of CBD are duly observed and complied with by CASINO GROUP. Upon the Transfer of the Bound Shares to any such Third Party, the Usufruct shall be automatically cancelled and this Instrument of Usufruct shall no longer be valid and in effect and shall no longer bind the Parties.

4.2 Except as provided for in the Family Call Option Agreement, the AD GROUP shall not be entitled to make the Transfer of the Bound Shares to Third Parties at any time, provided that all terms and conditions set forth in CBD Shareholders’ Agreement related to the Transfer of shares of CBD are duly observed and complied with by the AD GROUP.

Article V

Release from Escrow Obligations

5.1. The Grantors hereby expressly release the HOLDING COMPANY from rendering any escrow or guaranty whatsoever as a result of the Usufruct instituted herein, pursuant to Article 1,400 of the Brazilian Civil Code.

Article VI

Register of Usufruct

6.1. The Grantors hereby undertake the obligation to request CBD to, within five (5) days as of the execution of this Instrument of Usufruct, register the main terms and provisions of this Instrument of Usufruct in the book-entry and registers of CBD, including, but not limited to, the communication to the custodian bank in charge of the registry of the shares of CBD.

6.1.1. In view of the provisions above, the Parties agree that the following text shall be inserted in the proper books of CBD, as well as on the respective share certificates and records, if applicable: “The One Billion, Three Hundred and Ninety-Two Million, Eighty-Seven Thousand and One Hundred and Twenty-Nine (1,392,087,129) and Fourteen Billion, Three Hundred and Nine Million, Five Hundred and Eighty-Nine Thousand and Four Hundred and Nineteen (14,309,589,419) common shares of CBD, owned by Abilio dos Santos Diniz, Ana Maria Falleiros dos Santos Diniz D´Avila, Adriana Falleiros dos Santos Diniz, João Paulo Falleiros dos Santos Diniz, Pedro Paulo Falleiros dos Santos Diniz, Peninsula Participações Ltda. (“AD GROUP”), on the one side, and CASINO GUICHARD PERRACHON and Segisor (“CASINO GROUP”), on the other side, are subject to the terms, limits and conditions of the Private Instrument of Institution of Usufruct of Shares executed on July 8, 2005, a copy of which is filed with CBD. Vieri Participações S.A. is not entitled to receive from CBD any pecuniary rights whatsoever as a result of the Usufruct, and any and all such pecuniary rights, when existent, shall be attributed to and delivered to CASINO GROUP and the AD GROUP.”

Article VII
Termination

7.1. This Instrument of Usufruct shall enter into force on the date hereof and shall remain in full force and effect for a term of thirty (30) years.

7.1.1. Notwithstanding the foregoing, the Parties hereby acknowledge and agree that this Instrument of Usufruct is exclusively entered into as a result of, and for the purposes set forth in, the Holding Company Shareholders’ Agreement and in CBD Shareholders’ Agreement, and that the intention of the Parties is that it shall remain in full force and effect until termination thereof, for any reason whatsoever. In view of the foregoing, the Grantors hereby appoint the HOLDING COMPANY as their special and irrevocable attorney-in-fact in accordance with the provisions of Articles 660 and 683 of the Brazilian Civil Code, for the HOLDING COMPANY to extend the term of this Agreement upon expiration of its initial term for an additional term so that this Instrument of Usufruct remains in full force and effect for so long as CBD Shareholders’ Agreement remains in full force and effect.

7.2. Upon termination of this Instrument of Usufruct, for any reason whatsoever, the HOLDING COMPANY shall promptly cease to have any rights in relation to the Bound Shares.

7.3. In case the Usufruct should be considered terminated due to any legal provision or court order while CBD Shareholders’ Agreement is still in force, the Parties shall take any and all acts to renew and/or adapt the provisions herein in order to re-establish the Usufruct and the rights granted to the HOLDING COMPANY hereunder.

Article VIII
Miscellaneous

8.1. This Instrument of Usufruct is irrevocably and irretrievably executed and delivered by the Parties as of the present date.

8.2. Any and all amendments to this Instrument of Usufruct shall be executed and delivered in writing by the Parties.

8.3. The provisions of this Instrument of Usufruct shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assignees, at any title.

8.4. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and non-exclusive of any rights or remedies provided by law.

8.5. The invalidity or unenforceability of any provision of this Instrument of Usufruct shall not affect the other provisions hereof. In case any of the terms and conditions provided herein are considered null, void or unenforceable, the Parties undertake, in good faith, to replace such provisions for a valid and enforceable one.

8.6. Neither Party hereto may assign the rights and obligations resulting from this Instrument of Usufruct, in whole or in part, without first obtaining the prior written consent of the other Party.

8.7. All disputes, controversies or differences arising out of this Instrument of Usufruct shall be submitted to the arbitration procedure set forth in CBD Shareholders’ Agreement. In case the Parties seek judicial assistance as provided for in CBD Shareholders’ Agreement, the Courts of the City of São Paulo, State of São Paulo, shall have jurisdiction.

8.8. This Agreement is executed in both Portuguese and English languages. The Portuguese language shall prevail for any doubts arising out of this Instrument of Usufruct, which shall be governed by, and construed in, accordance with the laws of the Federative Republic of Brazil.

(Signature page of the Private Instrument of Institution of Usufruct of Shares dated as of July 8, 2005)

IN WITNESS WHEREOF, the Parties execute this Usufruct Agreement on the date first written above, in the presence of the two undersigned witnesses.

VIERI PARTICIPAÇÕES S.A.

By: ____________________________________________________________
Name: Abilio dos Santos Diniz and Ana Maria Falleiros dos
Santos Diniz D’Avila
Title: Officers

PEN¥NSULA PARTICIPAÇÕES LTDA.

By: ____________________________________________________________
Name: Abilio dos Santos Diniz
Title: Officer

CASINO GUICHARD PERRACHON

By: ____________________________________________________________
Name: Jean Charles Naouri
Title: Chief Executive Officer

SEGISOR

By: ____________________________________________________________
Name: Juan Javier Bordarerry Herran
Title: Attorney in fact

ABILIO DOS SANTOS DINIZ

ANA MARIA FALLEIROS DOS SANTOS DINIZ D´AVILA

(Signature page of the Private Instrument of Institution of Usufruct of Shares dated as of July 8, 2005-Cont.)

ADRIANA FALLEIROS DOS SANTOS DINIZ

JOÃO PAULO FALLEIROS DOS SANTOS DINIZ

PEDRO PAULO FALLEIROS DOS SANTOS DINIZ

and as Intervening Party,

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

By: _____________________________________________________________
Name: Augusto Marques da Cruz and Caio Mattar
Title: Chief Executive Officer and Officer

Witnesses:

Name:	Name:
Id.:	Id.: